Exhibit 10.3

Amendment and WAIVER Agreement

This AMENDMENT AND WAIVER AGREEMENT (the “Agreement”) dated as of February 2, 2023 is entered into by and between SRAX, Inc., a Delaware Corporation (the “Company”) and the entities identified on the signature pages hereto (each, a “Holder” and, collectively, the “Holders”).

WHEREAS, the Company issued that certain Original Issue Discount Senior Secured Convertible Debenture, dated June 30, 2020 (the “Debenture”) to ATW MASTER FUND II, L.P (“ATW MASTER”).

WHEREAS, the Debenture has a maturity date of June 30, 2023;

WHEREAS, the Company wishes to amend and restate the definition of “Maturity Date” of the Debenture to June 30, 2024;

WHEREAS, the Debenture has a “Conversion Price” of $2.69, subject to adjustment as provided for the in the Debenture;

WHEREAS, the Company wishes to amend and restate the definition of “Conversion Price” in Section 4(b) of the Debenture to the Adjusted Price;

WHEREAS, on the date hereof, the Company intends to enter into an asset purchase agreement with DNA Holdings, LLC (“DNA”), pursuant to which the Company is purchasing assets of DNA, in exchange for certain consideration (the “Transaction”);

WHEREAS, the Company believes the Transaction is or may be an Event of Default as defined in Section 8(a)(viii) of the Debenture (the “Debenture Default”);

WHEREAS, in connection with the Transaction, ATW MASTER wishes to waive Section 8(a)(viii) of the Debenture;

WHEREAS, the Company issued that certain Amended and Restated Series A Common Stock Purchase Warrant (the “Series A Warrant”) on October 27, 2017 to ATW MASTER;

WHERAS, the Series A Warrant has an “Exercise Price” of $3.00, subject to adjustment as provided for the in the Series A Warrant;

WHEREAS, the Company wishes to amend and restate the definition of “Exercise Price” in Section 2(b) of the Series A Warrant to the Adjusted Price;

WHEREAS, the Company issued that certain Amended and Restated Series B Common Stock Purchase Warrant (the “Series B-1 Warrant”) on November 29, 2018 to ATW MASTER;

WHERAS, the Series B-1 Warrant has an “Exercise Price” of $3.00, subject to adjustment as provided for the in the Series B Warrant;

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WHEREAS, the Company wishes to amend and restate the definition of “Exercise Price” in Section 2(b) of the Series B-1 Warrant to the Adjusted Price;

WHEREAS, the Company issued that certain Amended and Restated Series B Common Stock Purchase Warrant (the “Series B-2 Warrant”) on November 29, 2018 to ATW FUND I, L.P. (“ATW FUND”);

WHERAS, the Series B-2 Warrant has an “Exercise Price” of $3.00, subject to adjustment as provided for the in the Series B-2 Warrant;

WHEREAS, the Company wishes to amend and restate the definition of “Exercise Price” in Section 2(b) of the Series B-2 Warrant to the Adjusted Price;

WHEREAS, the Company issued that certain Amended and Restated Common Stock Purchase Warrant (the “Warrant”) on June 30, 2020 to ATW MASTER;

WHERAS, the Warrant has an “Exercise Price” of $2.50, subject to adjustment as provided for the in the Warrant;

WHEREAS, the Company wishes to amend and restate the definition of “Exercise Price” in Section 2(b) of the Warrant to the Adjusted Price;

WHEREAS, the Company issued that certain Revolving Note (the “Note”) on August 8, 2022 to ATW OPPORTUNITIES MASTER FUND II, LP (“ATW OPPORTUNITIES”);

WHEREAS, the Note has a “Conversion Price” of $15.00, subject to adjustment as provided for the in the Note;

WHEREAS, the Company wishes to amend and restate the definition of “Conversion Price” in Section (a) of the Note to the Adjusted Price;

WHEREAS, in connection with the Note, the Company and ATW OPPORTUNITIES entered into that certain Senior Secured Revolving Credit Facility Agreement (the “Credit Agreement”) on August 8, 2022;

WHEREAS, the Company wishes to amend and restate Section 2.1(d)(i)(2) and Section 2.1(d)(i)(3) of the Credit Agreement;

WHEREAS, the Company wishes to include a Section 2.1(d)(i)(4) to the Credit Agreement;

WHEREAS, the ATW OPPORTUNITIES wishes to amend and restate Section 1.1(bbbb) of the Credit Agreement;

WHEREAS, ATW OPPORTUNITIES wishes to amend and restate Section 2.1(d)(i) of the Credit Agreement;

WHEREAS, ATW OPPORTUNITIES wishes to amend and restate Section 5.1 of the Credit Agreement;

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WHEREAS, the Company believes the Transaction will or may be a breach of the negative covenant set forth in Section 9.3 of the Credit Agreement (the “Credit Default”);

WHEREAS, in connection with the Transaction, ATW MASTER wishes to waive Section 9.3 of the Credit Agreement; and

WHEREAS, on August 8, 2022 the company entered into a registration rights agreement (“Registration Rights Agreement”) and the parties desire to terminate such agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Holder agree as follows:

SECTION 1

Agreement

1.1 Amendments to Transaction Documents.

(a) The definition of “Maturity Date” set forth in the second paragraph of the first page of the Debenture is hereby amended and restated as follows: “June 30, 2024 (the “Maturity Date”)”. For purposes of clarity, the references to “June 30, 2023” in the bolded title and in the first paragraph of the first page of the Debenture shall also be amended and restated as follows: “June 30, 2024”

(b) Section 4(b) of the Debenture is hereby amended and restated as follows: “Conversion Price. The conversion price in effect on any Conversion Date shall be equal to the Adjusted Price (as defined in that certain Waiver and Amendment Agreement dated January _, 2023), subject to adjustment herein (the “Conversion Price”).”

(c) Section 2(b) of the Series A Warrant is hereby amended and restated as follows: “Exercise Price. The exercise price per share of Common Stock under this Warrant shall be the Adjusted Price (as defined in that certain Waiver and Amendment Agreement dated January _, 2023), subject to adjustment herein (the “Exercise Price”).”

(d) Section 2(b) of the Series B-1 Warrant is hereby amended and restated as follows: “Exercise Price. The exercise price per share of Common Stock under this Warrant shall be the Adjusted Price (as defined in that certain Waiver and Amendment Agreement dated January _, 2023), subject to adjustment herein (the “Exercise Price”).”

(e) Section 2(b) of the Series B-2 Warrant is hereby amended and restated as follows: “Exercise Price. The exercise price per share of Common Stock under this Warrant shall be the Adjusted Price (as defined in that certain Waiver and Amendment Agreement dated January _, 2023), subject to adjustment herein (the “Exercise Price”).”

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(f) Section 2(b) of the Warrant is hereby amended and restated as follows: “Exercise Price. The exercise price per share of Common Stock under this Warrant shall be the Adjusted Price (as defined in that certain Waiver and Amendment Agreement dated January _, 2023), subject to adjustment herein (the “Exercise Price”).”

(g) Section (a) of the Note is hereby amended and restated as follows: “Voluntary Conversion. At any time while this Note is outstanding, the Lender may convert all or any portion of the outstanding principal, accrued and unpaid interest, and any other sums due and payable hereunder or under the Credit Agreement (such total amount, the “Conversion Amount”) into shares of Common Stock of the Borrower (the “Conversion Shares”) at price equal to the Adjusted Price (as defined in that certain Waiver and Amendment Agreement dated January _, 2023) per share, subject to adjustment as provided herein (the “Conversion Price”). The Lender shall submit a conversion notice (in the form attached hereto as Exhibit A, the “Conversion Notice”) indicating the Conversion Amount, the number of Conversion Shares issuable upon such conversion, and where the Conversion Shares should be delivered.”

(h) Section (d)(3) of the Note is hereby amended and restated as follows: If, at any time when any Notes are issued and outstanding, the Borrower issues or sells, or in accordance with this Section (d) hereof is deemed to have issued or sold, any shares of Common Stock for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the lower of (i) $5.00 and (ii) the Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a “Dilutive Issuance”), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to the amount of the consideration per share received by the Borrower in such Dilutive Issuance. For purposes of clarity, the foregoing proviso shall not apply to the earlier of: (y) up to 1,500,000 shares of Common Stock (as adjusted for forward and reverse stock splits, recapitalizations or other similar transactions) being issued to officers, directors, consultants or vendors prior to the Revolving Loan Maturity Date, and (z) up to $2,000,000 of shares of Common Stock being issued to officers, directors, consultants or vendors prior to the Revolving Loan Maturity Date, with each such issuance being valued at the product of the number of shares issued and the closing bid price of the Common Stock on each such issuance date.

(i) Section 1.1(bbbb) of the Credit Agreement is hereby amended and restated as follows: “Revolving Loan Commitment” shall mean, on the Effective Date, Five Million Five Hundred Eighty Thousand and No/100 United States Dollars (US$5,580,000.00), as applicable pursuant to Section 2.1(b); which for the avoidance of doubt shall not include the original issue discount owing in respect of each advance.

(j) Section 2.1(d)(i) of the Credit Agreement is hereby amended and restated as follows: “Revolving Loan Principal Repayment and Interest Payments. The principal balance of all Revolving Loans outstanding from time to time, accrued and unpaid interest thereon, and other fees and charges due hereunder, shall be paid by the Borrower on a monthly basis on the fifteenth day of each month, or such other date as Lender and Borrower may agree upon, commencing on the first such date to occur after the Effective Date (each a “Payment Date”) until the Obligations have been satisfied in full, as follows:”

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(k) Section 2.1(d)(i)(2) of the Credit Agreement is hereby amended and restated as follows: “In respect of the fourth Payment Date and the fifth Payment Date, an amount equal to fifteen percent (15%) of the Monthly Collections for the Collections Period preceding the applicable Payment Date. The foregoing interest payments shall be added to the balance of all amounts owed under this Agreement.”

(l) Section 2.1(d)(i)(3) of the Credit Agreement is hereby amended and restated as follows: “In respect of the sixth Payment Date, an amount equal to seven and one half percent (7.5%) of the Monthly Collections for the Collections Period preceding the applicable Payment Date and in respect of each of the seventh and eighth Payment Date, ten percent (10%) of the Monthly Collections for the Collections Period preceding the applicable Payment Date.”

(m) Section 2.1(d)(i)(4) is hereby inserted into Section 2.1(d)(i) of the Credit Agreement and shall read as follows: “In respect of each succeeding Payment Date, an amount equal to the greater of (x) twenty percent (20%) of the Monthly Collections for the Collections Period preceding the applicable Payment Date, and (y) the outstanding principal balance of the Revolving Loans as of such Payment divided by the number of remaining Payment Dates including such Payment Date.”

(n) Section 5.1 of the Credit Agreement is hereby amended and restated as follows: “5.1 Loan Requests. Subject to Section 2.1(a) and Article 3 hereof, the Loans shall be made available to Borrower in accordance with the terms and provisions of this Agreement, up to the then applicable Revolving Loan Availability; provided, however, that, notwithstanding anything contained in this Agreement or any other Loan Documents to the contrary, each Revolving Loan requested by Borrower under this Agreement shall be subject to Lender’s approval, which approval shall not be withheld provided the following conditions are met: (i) no Event of Default shall have occurred or be continuing, and other event shall have occurred that, with the passage of time, the giving of notice, or both, would constitute an Event of Default under this Agreement or the other Loan Documents; (ii) the Company’s preparation of a Borrowing Base Certificate, showing that there is borrowing availability under the Revolving Loan Availability and pursuant to a calculation of the Borrowing Base Amount; and (iii) the outstanding principal balance pursuant to this Agreement shall be less than $3,000,000. Notwithstanding the foregoing no Revolving Loan shall be in an amount of less than $100,000 and following any request for a Revolving Loan, the Lender shall have seven (7) Business Days to fund the Revolving Loan from the date that all conditions to the making of such Revolving Loan are met.”

(o) Section 12.12 of the Credit Agreement is hereby amended and restated as follows: “The Borrower shall fail to become current with its filing obligations with the SEC by April 30, 2023 and thereafter a failure by the Borrower to comply with its reporting and filing obligations with the SEC for a period of sixty (60) days beyond the applicable filing deadline, regardless of whether or not Lender shall have provided notice of such failure.”

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(p) The Registration Rights Agreement is hereby terminated as of the effectiveness date as described in Section 1.2 of this Agreement.

1.2. Effectiveness. This Agreement shall become effective as of the date first mentioned in this Agreement.

SECTION 2

Waiver

2.1 Waiver.

(a) In connection with the Transaction, ATW MASTER hereby agrees to waive its right to exercise its rights and remedies solely with respect to the Debenture Default and such Debenture Default is deemed to have not occurred under the terms of the Debenture; provided that this waiver is solely limited to the Debenture Default and does not waive a ATW MASTER’s rights and remedies with respect to any other existing or future Events of Default that may exist or may occur in the future or future obligations that the Company has to ATW MASTER pursuant to the Debenture.

(b) In connection with the Transaction, ATW OPPORTUNITIES hereby agrees to waive its right to exercise its rights and remedies solely with respect to the Credit Default and such Credit Default is deemed to have not occurred under the terms of the Credit Facility and will not affect the Company’s ability to request future drawdowns or increases of the credit facility pursuant to Section 2.1 of the Credit Agreement; provided that this waiver is solely limited to the Credit Default and does not waive a ATW OPPORTUNITIES’ rights and remedies with respect to any other existing or future Events of Default that may exist or may occur in the future or future obligations that the Company has to ATW OPPORTUNITIES pursuant to the Credit Facility.

SECTION 3

Representations and Warranties of the Holders

3.1 Power and Authorization. Each Holder represents and warrants that this Agreement constitutes such Holder’s valid and legally binding obligation, enforceable in accordance with its term. The Purchaser has full power and authority to enter into this Agreement.

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SECTION 4

Miscellaneous

4.1 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed under the internal laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York, without reference to principles of conflict of laws or choice of laws. The parties to this Agreement hereby consent to the exclusive jurisdiction and venue of the state and federal courts located in New York, New York, for purposes of any action arising out of or relating to this Agreement.

4.2 Definitions. As used in this Agreement, the term “Adjusted Price” shall mean $1.00.

4.3 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

4.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Signature Pages to Follow]

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The Undersigned have caused this Agreement to be executed as of the date first written above.

SRAX, INC.

Signed:	/s/ Christopher Miglino
By:	Christopher Miglino
Its:	Chief Executive Officer

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SRAX AMENDMENT AND WAIVER HOLDER SIGNATURE PAGE

I HEREBY AGREE TO THE FOREGOING AMENDMENT AND WAIVER:

ATW FUND I, L.P.

Signed:	/s/ Antonio Ruiz-Gimenez Jr
By:	Antonio Ruiz-Gimenez Jr
Its:	Authorized Signatory

ATW MASTER FUND II, L.P.

Signed:	/s/ Antonio Ruiz-Gimenez Jr
By:	Antonio Ruiz-Gimenez Jr
Its:	Authorized Signatory

ATW OPPORTUNITIES MASTER FUND II, LP

Signed:	/s/ Antonio Ruiz-Gimenez Jr
By:	Antonio Ruiz-Gimenez Jr
Its:	Authorized Signatory

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